EXHIBIT 99.1

Donegal Group Inc. Announces Results for Third Quarter and First Nine Months of 2016

MARIETTA, Pa., Oct. 28, 2016 (GLOBE NEWSWIRE) -- Donegal Group Inc. (NASDAQ:DGICA) (NASDAQ:DGICB) today reported its financial results for the third quarter and first nine months of 2016. Significant developments include:

  Net income was $4.8 million, or 18 cents per diluted Class A share, for the third quarter of 2016 compared to net income of $5.7 million, or 21 cents per diluted Class A share, for the third quarter of 2015
  Net income and operating income1 for the first nine months of 2016 increased 32.8% and 28.3%, respectively, from comparable metrics for the first nine months of 2015, due to improved results during the first half of 2016
  Net premiums written increased 8.2% to $171.9 million for the third quarter of 2016, reflecting continuing organic growth in both personal and commercial lines
  Statutory combined ratio1 of 99.5% for the third quarter of 2016, compared to 97.4% for the prior-year period; statutory combined ratio of 95.6% for the first nine months of 2016, compared to 96.9% for the prior-year period
  Annualized return on average equity of 7.9% for the first nine months of 2016, compared to 5.9% for the prior-year period
  Book value per share of $16.59 at September 30, 2016, compared to $15.66 at year-end 2015

	Three Months Ended September 30,			Nine Months Ended September 30,
	2016	2015	% Change	2016	2015	% Change

	(dollars in thousands, except per share amounts)

Income Statement Data
Net premiums earned	$166,810	$153,096	9.0%	$487,228	$450,084	8.3%
Investment income, net	5,581	5,399	3.4	16,472	15,505	6.2
Realized gains (losses)	1,018	(754)	NM2	2,204	683	222.7
Total revenues	175,311	159,802	9.7	511,227	472,591	8.2
Net income	4,813	5,687	-15.4	25,247	19,006	32.8
Operating income	4,151	6,177	-32.8	23,814	18,562	28.3
Annualized return on average equity	4.4%	5.2%	-0.8 pts	7.9%	5.9%	2.0 pts

Per Share Data
Net income – Class A (diluted)	$0.18	$0.21	-14.3%	$0.95	$0.69	37.7%
Net income – Class B	0.16	0.18	-11.1	0.88	0.63	39.7
Operating income – Class A (diluted)	0.15	0.22	-31.8	0.90	0.68	32.4
Operating income – Class B	0.14	0.20	-30.0	0.83	0.61	36.1
Book value	16.59	15.76	5.3	16.59	15.76	5.3

1The “Definitions of Non-GAAP and Operating Measures” section of this release defines and reconciles data that the Company prepares on an accounting basis other than U.S. generally accepted accounting principles (“GAAP”).
2Not meaningful.

Kevin G. Burke, President and Chief Executive Officer of Donegal Group Inc., noted, “Donegal Group had solid third quarter results that reflected continued growth in all of our lines of business, driven by a mix of rate increases and enhanced market penetration throughout our operating regions. Net premiums written increased by over 8%, with double-digit growth in our commercial lines continuing a trend we have achieved throughout the first nine months of 2016. We believe that our strong agent relationships, regional focus and excellent customer service will continue to support the status of the Donegal Insurance Group as a premier regional provider in the markets we serve. In addition to our positive underwriting results, our net investment income and net realized investment gains increased during the third quarter of 2016. Steady growth in investment income contributed to our strong 2016 year-to-date results, which have positioned us to succeed in executing our long-term business strategy.”

Mr. Burke continued, “Our commercial lines of business performed well during the third quarter of 2016. Lower year-over-year weather-related and large fire losses during the third quarter of 2016 also led to improved underwriting results in our homeowners line of business. However, we incurred a higher-than-expected loss ratio in our personal automobile line of business, which we attribute in part to higher physical damage losses compared to the prior-year quarter. That increase was driven by higher average collision severity and a modestly higher frequency of comprehensive losses. We do not believe that this uptick is indicative of any notable trend, and we view it as a normal quarterly fluctuation in reported claim activity.”

Donald H. Nikolaus, Chairman, further remarked, “Donegal’s long-term strategy of offering diverse insurance products and making conservative financial investments has led to solid results for the first nine months of 2016. Those results represented an increase in our annualized return on average equity compared to the prior-year period and, along with an increase in unrealized gains within our available-for-sale fixed-maturity and equity investment portfolios, contributed to an increase in our book value per share to $16.59 at September 30, 2016, compared to $15.66 at December 31, 2015.”

Insurance Operations
Donegal Group is an insurance holding company whose insurance subsidiaries offer personal and commercial property and casualty lines of insurance in four Mid-Atlantic states (Delaware, Maryland, New York and Pennsylvania), three New England states (Maine, New Hampshire and Vermont), seven Southeastern states (Alabama, Georgia, North Carolina, South Carolina, Tennessee, Virginia and West Virginia) and seven Midwestern states (Indiana, Iowa, Michigan, Nebraska, Ohio, South Dakota and Wisconsin). The insurance subsidiaries of Donegal Group and Donegal Mutual Insurance Company conduct business together as the Donegal Insurance Group.

	Three Months Ended September 30,			Nine Months Ended September 30,
	2016	2015	% Change	2016	2015	% Change

	(dollars in thousands)

Net Premiums Written
Personal lines:
Automobile	$59,817	$55,590	7.6%	$173,914	$163,562	6.3%
Homeowners	34,153	33,214	2.8	93,389	91,019	2.6
Other	4,755	4,715	0.8	14,367	13,763	4.4
Total personal lines	98,725	93,519	5.6	281,670	268,344	5.0
Commercial lines:
Automobile	21,195	18,569	14.1	67,224	58,697	14.5
Workers' compensation	24,268	22,248	9.1	83,501	76,237	9.5
Commercial multi-peril	25,432	22,790	11.6	80,503	72,167	11.6
Other	2,328	1,795	29.7	7,360	5,679	29.6
Total commercial lines	73,223	65,402	12.0	238,588	212,780	12.1
Total net premiums written	$171,948	$158,921	8.2%	$520,258	$481,124	8.1%

The 8.2% increase in the Company’s net premiums written for the third quarter of 2016 compared to the third quarter of 2015 represents the combination of 12.0% growth in commercial lines net premiums written and 5.6% growth in personal lines net premiums written. The $13.0 million growth in net premiums written for the third quarter of 2016 compared to the third quarter of 2015 included:

  $7.8 million in commercial lines premiums that the Company attributes primarily to new commercial accounts the Company’s insurance subsidiaries have written throughout their operating regions and a continuation of modest renewal premium increases.
  $5.2 million in personal lines premiums that the Company attributes primarily to a combination of new policy growth and premium rate increases the Company has implemented over the past four quarters.

For the first nine months of 2016, the Company's net premiums written increased 8.1% compared to the comparable prior-year period.

The following table presents comparative details with respect to our statutory and GAAP combined ratios for the three and nine months ended September 30, 2016 and 2015:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015

Statutory Combined Ratios
Personal Lines:
Automobile	105.9%	98.8%	102.6%	100.0%
Homeowners	101.5	108.0	97.1	101.7
Other	90.2	88.2	87.1	85.0
Total personal lines	103.6	101.4	99.9	99.8
Commercial Lines:
Automobile	110.8	118.0	106.5	106.1
Workers' compensation	86.8	79.1	85.3	89.0
Commercial multi-peril	94.7	92.2	88.5	93.2
Total commercial lines	94.3	92.0	90.3	93.2
Total lines	99.5%	97.4%	95.6%	96.9%

GAAP Combined Ratios (Total Lines)
Loss ratio (non-weather)	59.6%	57.2%	57.5%	58.6%
Loss ratio (weather-related)	7.0	9.6	6.1	7.2
Expense ratio	33.5	32.1	33.2	32.7
Dividend ratio	0.7	0.6	0.5	0.5
Combined ratio	100.8%	99.5%	97.3%	99.0%

Jeffrey D. Miller, Executive Vice President and Chief Financial Officer, commented, “Our combined ratio of 100.8% during the third quarter of 2016 reflected increases in the loss ratios for several lines of business, particularly for our personal automobile line of business, compared to the prior-year third quarter. While we do not believe the increase in personal automobile losses represents a longer-term trend, we noted modest increases in claims frequency and severity in certain coverage lines as well as a few reserve increases on claims that occurred in the first half of 2016. Our workers’ compensation loss ratio also increased compared to the prior-year quarter due to a higher volume of large claims, which we define as over $50,000. In spite of the uptick in large claims, we continued to achieve excellent workers’ compensation results, as the 86.8% combined ratio indicates. We were pleased with a considerable decline in weather-related losses compared to the prior-year quarter that contributed to an improved homeowners combined ratio and partially offset increased loss activity in our casualty lines.”

Weather-related losses of $11.7 million for the third quarter of 2016 contributed 7.0 percentage points to the Company’s loss ratio, compared to the $14.6 million of weather-related losses, or 9.6 percentage points of the Company’s loss ratio, for the third quarter of 2015. Weather-related loss activity in the third quarter of 2016 was in line with the Company's five-year average for third-quarter weather-related losses of $11.8 million. For the first nine months of 2016, weather-related losses were $29.8 million, which represented an improvement from the $32.4 million of weather-related losses the Company incurred for the first nine months of 2015.

Large fire losses, which the Company defines as individual fire losses in excess of $50,000, for the third quarter of 2016 were $6.7 million, or 4.0 percentage points of the Company’s loss ratio, in line with the $6.8 million, or 4.4 percentage points of the Company’s loss ratio, for the third quarter of 2015. The Company incurred large fire losses of $16.2 million for the first nine months of 2016, comparing favorably to the $23.5 million of large fire losses for the first nine months of 2015.

Favorable net development of reserves for losses incurred in prior accident years for all lines of business reduced the Company’s loss ratio for the third quarter of 2016 by 1.0 percentage point, compared to unfavorable development that added 1.0 percentage point to the Company’s loss ratio for the third quarter of 2015. Net development of reserves for losses incurred in prior accident years did not have a material impact on the Company's loss ratio for the nine months ended September 30, 2016 or September 30, 2015.

The Company’s statutory expense ratio1 was 32.0% for the third quarter of 2016, compared to 30.2% for the third quarter of 2015. The increase in the Company's statutory expense ratio reflected higher underwriting-based incentive costs for the third quarter of 2016 based on higher premium production and favorable underwriting results for the first nine months of 2016.

Mr. Miller concluded, “Apart from seasonal increases in casualty loss activity, we were generally pleased with our underwriting results during the third quarter of 2016. We benefitted from modest favorable reserve development upon settlement of losses incurred in prior accident years, continuing a trend of improving reserve development patterns we have experienced over the past two years. We attributed the slight elevation in our expense ratio during the period primarily to anticipated increases in incentive compensation for our regional agents in recognition for their increased production of quality business for the Donegal Insurance Group.”

Investment Operations
Donegal Group’s investment strategy is to generate an appropriate amount of after-tax income from its invested assets while minimizing credit risk through investment in high-quality securities. As a result, the Company had 89.8% of its consolidated investment portfolio invested in diversified, highly rated and marketable fixed-maturity securities at September 30, 2016.

	September 30, 2016		December 31, 2015
	Amount	%	Amount	%

	(dollars in thousands)
Fixed maturities, at carrying value:
U.S. Treasury securities and obligations of U.S.
government corporations and agencies	$95,629	10.1%	$88,383	9.8%
Obligations of states and political subdivisions	316,480	33.5	355,671	39.5
Corporate securities	177,423	18.8	138,119	15.3
Mortgage-backed securities	258,562	27.4	229,479	25.5
Total fixed maturities	848,094	89.8	811,652	90.1
Equity securities, at fair value	46,312	4.9	37,261	4.1
Investments in affiliates	40,145	4.3	38,477	4.3
Short-term investments, at cost	9,251	1.0	13,432	1.5
Total investments	$943,802	100.0%	$900,822	100.0%

Average investment yield	2.4%		2.4%
Average tax-equivalent investment yield	3.0%		3.1%
Average fixed-maturity duration (years)	4.1		4.4

Net investment income of $5.6 million for the third quarter of 2016 increased 3.4% compared to $5.4 million in net investment income for the third quarter of 2015. The increase in net investment income reflected primarily a $62.9 million, or 7.2%, increase in average invested assets for the third quarter of 2016 compared to the prior-year period. Net realized investment gains were $1.0 million for the third quarter of 2016, compared to net realized investment losses of $754,050 for the third quarter of 2015. The Company did not consider any declines in the market values of individual securities within its investment portfolio during the first nine months of 2016 or 2015 to be other-than-temporary impairments.

The Company owns 48.2% of the outstanding stock of Donegal Financial Services Corporation (“DFSC”). DFSC owns all of the outstanding stock of Union Community Bank. The Company accounts for its investment in DFSC using the equity method of accounting. The Company’s equity in the earnings of DFSC was $357,956 for the third quarter of 2016, compared to $408,405 for the third quarter of 2015. Donegal Mutual Insurance Company owns the remaining 51.8% of the outstanding stock of DFSC.

Definitions of Non-GAAP and Operating Measures

The Company prepares its consolidated financial statements on the basis of GAAP. The Company’s insurance subsidiaries also prepare financial statements based on the statutory accounting principles state insurance regulators prescribe or permit (“SAP”). In addition to using GAAP-based performance measurements, the Company also utilizes certain non-GAAP financial measures that it believes provide value in managing its business and for comparison to the financial results of the insurance companies the Company regards as its peers. These non-GAAP measures are operating income (loss) and statutory combined ratio.

Operating income (loss) is a non-GAAP financial measure investors in insurance companies commonly use. The Company defines operating income (loss) as net income (loss) excluding after-tax net realized investment gains or losses. Because the Company’s calculation of operating income (loss) may differ from similar measures other companies use, investors should exercise caution when comparing the Company’s measure of operating income (loss) to the measures other companies report.

The following table provides a reconciliation of the Company's net income to the Company's operating income for the periods indicated:

	Three Months Ended September 30,			Nine Months Ended September 30,
	2016	2015	% Change	2016	2015	% Change

	(dollars in thousands, except per share amounts)

Reconciliation of Net Income
to Operating Income
Net income	$4,813	$5,687	-15.4%	$25,247	$19,006	32.8%
Realized (gains) losses (after tax)	(662)	490	NM2	(1,433)	(444)	NM
Operating income	$4,151	$6,177	-32.8%	$23,814	$18,562	28.3%

Per Share Reconciliation of Net
Income to Operating Income
Net income – Class A (diluted)	$0.18	$0.21	-14.3%	$0.95	$0.69	37.7%
Realized (gains) losses (after tax)	(0.03)	0.01	NM	(0.05)	(0.01)	NM
Operating income – Class A	$0.15	$0.22	-31.8%	$0.90	$0.68	32.4%

Net income – Class B	$0.16	$0.18	-11.1%	$0.88	$0.63	39.7%
Realized (gains) losses (after tax)	(0.02)	0.02	NM	(0.05)	(0.02)	NM
Operating income – Class B	$0.14	$0.20	-30.0%	$0.83	$0.61	36.1%

Statutory combined ratio is a non-GAAP standard measurement of underwriting profitability that is based upon amounts determined under SAP. The statutory combined ratio is the sum of:

  the statutory loss ratio, which is the ratio of calendar-year incurred losses and loss expenses to premiums earned;
  the statutory expense ratio, which is the ratio of expenses incurred for net commissions, premium taxes and underwriting expenses to premiums written; and
  the statutory dividend ratio, which is the ratio of dividends to holders of workers’ compensation policies to premiums earned.

The statutory combined ratio does not reflect investment income, federal income taxes or other non-operating income or expense. A statutory combined ratio of less than 100% generally indicates underwriting profitability.

Conference Call and Webcast

The Company will hold a conference call and webcast on Friday, October 28, 2016, beginning at 11:00 A.M. Eastern Time. You may listen via the Internet by accessing the webcast link on the Company’s web site at http://investors.donegalgroup.com. A replay of the conference call will also be available via the Company’s web site.

About the Company

Donegal Group is an insurance holding company. The Company’s Class A common stock and Class B common stock trade on the NASDAQ Global Select Market under the symbols DGICA and DGICB, respectively. As an effective acquirer of small to medium-sized “main street” property and casualty insurers, Donegal Group has grown profitably since its formation in 1986. The Company continues to seek opportunities for growth while striving to achieve its longstanding goal of outperforming the property and casualty insurance industry in terms of service, profitability and growth in book value.

Safe Harbor

We base all statements contained in this release that are not historic facts on our current expectations. These statements are forward-looking in nature (as defined in the Private Securities Litigation Reform Act of 1995) and involve a number of risks and uncertainties. Actual results could vary materially. Factors that could cause actual results to vary materially include: our ability to maintain profitable operations, the adequacy of the loss and loss expense reserves of our insurance subsidiaries, business and economic conditions in the areas in which our insurance subsidiaries operate, interest rates, competition from various insurance and other financial businesses, acts of terrorism, the availability and cost of reinsurance, adverse and catastrophic weather events, legal and judicial developments, changes in regulatory requirements, our ability to integrate and manage successfully the insurance companies we may acquire from time to time and other risks we describe from time to time in the periodic reports we file with the Securities and Exchange Commission. You should not place undue reliance on any such forward-looking statements. We disclaim any obligation to update such statements or to announce publicly the results of any revisions that we may make to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

Donegal Group Inc.
Consolidated Statements of Income
(unaudited; in thousands, except share data)

	Quarter Ended September 30,
	2016	2015

Net premiums earned	$166,810	$153,096
Investment income, net of expenses	5,581	5,399
Net realized investment gains (losses)	1,018	(754)
Lease income	164	179
Installment payment fees	1,380	1,473
Equity in earnings of DFSC	358	409
Total revenues	175,311	159,802

Net losses and loss expenses	111,175	102,234
Amortization of deferred acquisition costs	27,524	25,036
Other underwriting expenses	28,340	24,156
Policyholder dividends	1,143	886
Interest	474	188
Other expenses	226	301
Total expenses	168,882	152,801

Income before income tax expense	6,429	7,001
Income tax expense	1,616	1,314

Net income	$4,813	$5,687

Net income per common share:
Class A - basic	$0.19	$0.21
Class A - diluted	$0.18	$0.21
Class B - basic and diluted	$0.16	$0.18

Supplementary Financial Analysts' Data

Weighted-average number of shares
outstanding:
Class A - basic	21,077,885	22,442,240
Class A - diluted	21,908,606	22,684,480
Class B - basic and diluted	5,576,775	5,576,775

Net premiums written	$171,948	$158,921

Book value per common share
at end of period	$16.59	$15.76

Annualized return on average equity	4.4%	5.2%

Donegal Group Inc.
Consolidated Statements of Income
(unaudited; in thousands, except share data)

	Nine Months Ended September 30,
	2016	2015

Net premiums earned	$487,228	$450,084
Investment income, net of expenses	16,472	15,505
Net realized investment gains	2,204	683
Lease income	515	569
Installment payment fees	4,109	4,473
Equity in earnings of DFSC	699	1,277
Total revenues	511,227	472,591

Net losses and loss expenses	309,947	296,012
Amortization of deferred acquisition costs	80,034	73,872
Other underwriting expenses	81,557	73,192
Policyholder dividends	2,730	2,492
Interest	1,286	909
Other expenses	1,180	1,705
Total expenses	476,734	448,182

Income before income tax expense	34,493	24,409
Income tax expense	9,246	5,403

Net income	$25,247	$19,006

Net income per common share:
Class A - basic	$0.98	$0.71
Class A - diluted	$0.95	$0.69
Class B - basic and diluted	$0.88	$0.63

Supplementary Financial Analysts' Data

Weighted-average number of shares
outstanding:
Class A - basic	20,790,658	21,995,952
Class A - diluted	21,350,778	22,395,609
Class B - basic and diluted	5,576,775	5,576,775

Net premiums written	$520,258	$481,124

Book value per common share
at end of period	$16.59	$15.76

Annualized return on average equity	7.9%	5.9%

Donegal Group Inc.
Consolidated Balance Sheets
(in thousands)

	September 30,	December 31,
	2016	2015
	(unaudited)

ASSETS
Investments:
Fixed maturities:
Held to maturity, at amortized cost	$332,273	$310,259
Available for sale, at fair value	515,821	501,393
Equity securities, at fair value	46,312	37,261
Investments in affiliates	40,145	38,477
Short-term investments, at cost	9,251	13,432
Total investments	943,802	900,822
Cash	32,131	28,139
Premiums receivable	165,762	141,267
Reinsurance receivable	259,429	259,728
Deferred policy acquisition costs	57,404	52,108
Prepaid reinsurance premiums	127,432	113,523
Other assets	38,104	42,247
Total assets	$1,624,064	$1,537,834

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Losses and loss expenses	$594,268	$578,205
Unearned premiums	476,433	429,493
Accrued expenses	21,067	22,460
Borrowings under lines of credit	74,000	81,000
Subordinated debentures	5,000	5,000
Other liabilities	9,287	13,288
Total liabilities	1,180,055	1,129,446
Stockholders' equity:
Class A common stock	242	235
Class B common stock	56	56
Additional paid-in capital	231,886	219,525
Accumulated other comprehensive income	6,340	774
Retained earnings	246,711	229,024
Treasury stock	(41,226)	(41,226)
Total stockholders' equity	444,009	408,388
Total liabilities and stockholders' equity	$1,624,064	$1,537,834

For Further Information:
Jeffrey D. Miller, Executive Vice President & Chief Financial Officer
Phone: (717) 426-1931
E-mail: investors@donegalgroup.com